Exhibit 99.1

Talkspace Announces First Quarter 2024 Results

1Q 2024 Total revenue grew 36% year-over-year

1Q 2024 Payor revenue grew 92% year-over-year

Reduced GAAP Net loss to $1.5 million from $8.8 million year-over-year

Delivers first profitable quarter with Adjusted EBITDA1 of $0.8 million

NEW YORK, New York - May 7, 2024 – Talkspace, Inc. (NASDAQ: TALK), today reported first quarter 2024 financial results.

	Three Months

Three Months Ended March 31, 2024 (Unaudited)	Results	% Variance from Prior Year
(In thousands unless otherwise noted)
Number of eligible lives at period end (in millions)	131.4	34%
Number of completed Payor sessions	284.2	65%
Number of Consumer active members at period end	11.1	(26)%

Total revenue	$45,416	36%
Gross profit	$21,731	30%
Gross margin %	47.8%
Operating expenses	$23,410	(9)%
Net loss	$(1,466)	83%
Adjusted EBITDA[1]	$774	112%
Cash and cash equivalents at period end	$120,278	—

(1) Adjusted EBITDA is a non-GAAP financial measure. For a definition of the measure and a reconciliation to the most direct comparable GAAP measure, see “Reconciliation of Non-GAAP Results to GAAP Results.”

Dr. Jon Cohen, CEO of Talkspace, said, “We kicked off 2024 with strong momentum, building on our pivotal achievements from last year. Our first quarter results showcase a 36% year-over-year increase in revenue, driven by our deepening engagement and expanding reach within our Payor category. We also made exciting progress with our recent launches in New York City and the Baltimore County Public School system, two initial clients underpinning our efforts to combat the teen mental health crisis.”

“Importantly, this also marks our first quarter of profitability on an adjusted EBITDA basis. Our cash position, our streamlined operations, and our defined growth strategy give me confidence we are well-equipped to continue advancing our mission to deliver accessible and high-quality mental healthcare. As we continue to scale, our dedication to operational excellence is not only providing greater access to mental healthcare, but also enhancing the quality of care we provide for our members and the experience for our provider network,” added Dr. Cohen.

First Quarter 2024 Key Performance Metrics

•
Revenue increased 36% over the prior-year period to $45.4 million, driven by a 92% year-over-year increase in Payor revenue and a 14% year-over-year increase in Direct to Enterprise (“DTE”) revenue; partially offset by a 29% year-over-year consumer revenue decline.
•
Gross profit increased 30% over the prior-year period to $21.7 million, and gross margin declined to 47.8% from 50.2% year-over-year, driven by a shift in revenue mix towards Payor.
•
Operating expenses were $23.4 million, down 9% year-over-year, driven primarily by efficiencies in Research & Development and Clinical Operations.
•
Net loss was $(1.5) million, an improvement from $(8.8) million net loss in the first quarter of 2023, primarily driven by an increase in revenues and a reduction in operating expenses.
•
Adjusted EBITDA was $0.8 million, an improvement from $(6.4) million in the first quarter of 2023, primarily driven by an increase in revenues and a reduction in operating expenses.

Financial Guidance

Full fiscal year 2024 guidance remains unchanged. Based on current market conditions and expectations and what the Company knows today, Talkspace expects revenue to be in the range of $185 million to $195 million, growth of 23-30%, and adjusted EBITDA to be in the range of $4 million to $8 million.

Conference Call, Presentation Slides, and Webcast Details

The conference call will be available via audio webcast at investors.talkspace.com and can also be accessed by dialing (888) 330-2391 for U.S. participants, or +1 (240) 789-2702 for international participants, and referencing participant code 2348878. A replay will be available shortly after the call’s completion and remain available for approximately 90 days.

About Talkspace

Talkspace (NASDAQ: TALK) is a leading virtual behavioral healthcare provider committed to helping people lead healthier, happier lives through access to high-quality mental healthcare. At Talkspace, we believe that mental healthcare is core to overall health and should be available to everyone.

Talkspace pioneered the ability to text with a licensed therapist from anywhere and now offers a comprehensive suite of mental health services, including therapy for individuals, teens, and couples, as well as psychiatric treatment and medication management (18+). With Talkspace’s core therapy offerings, members are matched with one of thousands of licensed therapists within days and can engage in live video, audio, or chat sessions, and/or unlimited asynchronous text messaging sessions.

All care offered at Talkspace is delivered through an easy-to-use, fully-encrypted web and mobile platform that meets HIPAA, federal, and state regulatory requirements. More than 131 million Americans have access to Talkspace through their health insurance plans, employee assistance programs, our partnerships with leading healthcare companies, or as a free benefit through their employer, school, or government agency.

For more information, visit www.talkspace.com.

For Investors:

ICR Westwicke

TalkspaceIR@westwicke.com

For Media:

John Kim

SKDK

(310) 997-5963

jkim@skdknick.com

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, achieving profitability, business strategy and plans, market opportunity and expansion and objectives of our management for future operations. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast”, “future”, “intend,” “may,” “might”, “opportunity”, “plan,” “possible”, “potential,” “predict,” “project,” “should,” “strategy”, “strive”, “target,” “will,” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to factors and the other risks and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 13, 2024, and our other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise unless required to do so under applicable law. We do not give any assurance that we will achieve our expectations.

Talkspace, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2024	2023	% Change
(in thousands, except percentages, share and per share data)	Unaudited	Unaudited
Revenue:
Payor revenue	$28,508	$14,811	92.5
DTE revenue	9,913	8,676	14.3
Consumer revenue	6,995	9,849	(29.0)
Total revenue	45,416	33,336	36.2
Cost of revenues	23,685	16,588	42.8
Gross profit	21,731	16,748	29.8
Operating expenses:
Research and development	3,739	5,353	(30.2)
Clinical operations, net	1,464	1,601	(8.6)
Sales and marketing	13,009	13,469	(3.4)
General and administrative	5,198	5,364	(3.1)
Total operating expenses	23,410	25,787	(9.2)
Operating loss	(1,679)	(9,039)	81.4
Financial (income), net	(378)	(424)	(10.8)
Loss before taxes on income	(1,301)	(8,615)	84.9
Taxes on income	165	143	15.4
Net loss	$(1,466)	$(8,758)	83.3
Net loss per share:
Basic and Diluted	$(0.01)	$(0.05)	80.0
Weighted average number of common shares:
Basic and Diluted	168,846,946	161,797,781

Talkspace, Inc.

Condensed Consolidated Balance Sheets

	March 31, 2024	December 31, 2023
(in thousands)	Unaudited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$120,278	$123,908
Accounts receivable	11,035	10,174
Other current assets	4,417	5,718
Total current assets	135,730	139,800
Other long-term assets	2,546	2,421
Total assets	$138,276	$142,221
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,805	$6,111
Deferred revenues	2,883	3,069
Accrued expenses and other current liabilities	6,998	12,468
Total current liabilities	15,686	21,648
Warrant liabilities	2,988	1,842
Other liabilities	24	85
Total liabilities	18,698	23,575
STOCKHOLDERS’ EQUITY:
Common stock	16	16
Additional paid-in capital	391,412	389,014
Accumulated deficit	(271,850)	(270,384)
Total stockholders’ equity	119,578	118,646
Total liabilities and stockholders’ equity	$138,276	$142,221

Talkspace, Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2024	2023
(in thousands)	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(1,466)	$(8,758)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	201	306
Stock-based compensation	2,252	2,303
Remeasurement of warrant liabilities	1,146	189
Increase in accounts receivable	(861)	(2,820)
Decrease in other current assets	1,301	559
(Decrease) increase in accounts payable	(306)	1,213
Decrease in deferred revenues	(186)	(232)
Decrease increase in accrued expenses and other current liabilities	(5,470)	(6,702)
Other	(2)	(95)
Net cash used in operating activities	(3,391)	(14,037)
Cash flows from investing activities:
Purchase of property and equipment	(385)	(9)
Proceeds from sale of property and equipment	—	28
Net cash used in investing activities	(385)	19
Cash flows from financing activities:
Proceeds from exercise of stock options	741	621
Payments for employee taxes withheld related to vested stock-based awards	(595)	(65)
Net cash provided by financing activities	146	556
Net decrease in cash and cash equivalents	(3,630)	(13,462)
Cash and cash equivalents at the beginning of the period	123,908	138,545
Cash and cash equivalents at the end of the period	$120,278	$125,083

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance, and our management uses it as a key performance measure to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. We also use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. We believe that the use of adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not necessarily reflect capital commitments to be paid in the future and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these requirements. In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments described herein. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure. Adjusted EBITDA should not be considered as an alternative to loss before income taxes, net loss, loss per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

A reconciliation is provided below for adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review our financial statements prepared in accordance with GAAP and the reconciliation of our non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business. We do not provide a forward-looking reconciliation of adjusted EBITDA guidance as the amount and significance of the reconciling items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These reconciling items could be meaningful.

Adjusted EBITDA

We calculate adjusted EBITDA as net loss adjusted to exclude (i) depreciation and amortization, (ii) interest and other expenses (income), net, (iii) tax benefit and expense, and (iv) stock-based compensation expense.

Talkspace, Inc.

Reconciliation of Non-GAAP Results to GAAP Results

	Three Months Ended March 31,
	2024	2023
(in thousands)	Unaudited	Unaudited
Net loss	$(1,466)	$(8,758)
Add:
Depreciation and amortization	201	306
Financial (income), net (1)	(378)	(424)
Taxes on income	165	143
Stock-based compensation	2,252	2,303
Adjusted EBITDA	$774	$(6,430)

(1)

For the three months ended March 31, 2024, financial (income), net, primarily consisted of $1.6 million of interest income from our money market accounts partially offset by $1.1 million in losses resulting from the remeasurement of warrant liabilities. For the three months ended March 31, 2023, financial (income), net, primarily consisted of $0.6 million of interest income from our money market accounts partially offset by $0.2 million in losses resulting from the remeasurement of warrant liabilities